                           WYMAN-GORDON COMPANY
                           FISCAL 1995 FORM 10-K


EXHIBIT 21


                   WYMAN-GORDON COMPANY AND SUBSIDIARIES



     The following is a list of Wyman-Gordon's subsidiaries as of June 3, 1995:

                                               PLACE OF
                                               INCORPORATION
       NAME OF SUBSIDIARY                      OR ORGANIZATION
W-G Rome Corporation                           Georgia

Cameron Pipeline, Inc.                         Texas

Precision Founders, Inc.                       California

Reisner Metals, Inc.                           California

Wyman-Gordon Composites, Inc.                  Delaware

Wyman-Gordon FISC Limited                      Virgin Islands

Wyman-Gordon Composite Technologies, Inc.      California

Scaled Composites, Inc.                        California

Wyman-Gordon Investment Castings, Inc.         Delaware

Wyman-Gordon Receivables Corporation           Delaware

Wyman-Gordon Securities Corporation            Massachusetts

Wyman-Gordon Forgings, Inc.                    Delaware

Wyman-Gordon Limited                           United Kingdom














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